AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 26th day of January, 2000, among CraftClick.com, Inc., a Utah corporation ("CraftClick"); craftnetvillage.com, Inc., a Wisconsin corporation ("Craftnet"); and all of the stockholders of Craftnet as listed on Exhibit A hereto and who execute and deliver a copy of the Agreement (the "Craftnet Stockholders").

                       W I T N E S S E T H:

                             RECITALS

          WHEREAS, the respective Boards of Directors of CraftClick and Craftnet have adopted resolutions pursuant to which CraftClick shall acquire and the Craftnet Stockholders shall exchange 100% of the outstanding common stock of Craftnet; and

          WHEREAS, the sole consideration for 100% interest in Craftnet shall be the exchange of $0.001 par value common stock of CraftClick (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

          WHEREAS, the Craftnet Stockholders shall acquire in exchange the "restricted securities" of CraftClick in a reorganization, and to the extent applicable or available, within the meaning of Sections 368(a)(1)(B), 351 or other available sections, laws or rules and regulations of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                             Section 1

                         Exchange of Stock

            1.1 Number of Shares. The Craftnet Stockholders agree to transfer to CraftClick at the closing (the "Closing") 100% of the outstanding securities of Craftnet, listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "Craftnet Shares"), in exchange for 750,000 shares of common stock of CraftClick, also as outlined in Exhibit A.

            1.2 Delivery of Certificates by Craftnet Stockholders. The transfer of the Craftnet Shares by the Craftnet Stockholders shall be effected by the delivery to CraftClick at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of CraftClick and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Craftnet Stockholders' expense.

            1.3 Further Assurances. At the Closing and from time to time thereafter, the Craftnet Stockholders shall execute such additional instruments and take such other action as CraftClick may request in order to exchange and transfer clear title and ownership in the Craftnet Shares to CraftClick.

            1.4 Additional Assets to be Conveyed to and/or Included in the Assets of Craftnet on Closing. In addition to the assets presently evidenced in the financial statements of Craftnet, Craftnet and the Craftnet Stockholders shall convey and/or assign to Craftnet the web site www.Craftnetvillage.com and all related assets, all intellectual property related to the this web site and/or the present or contemplated business operations of Craftnet, including, but not limited to its registered members and mailing lists, all domain names registered to its business and/or which relate in any way to its business and the entire content of such web site.
The execution and delivery by Craftnet and the Craftnet Stockholders of this Agreement shall be deemed to be an assignment and conveyance of such additional assets, free and clear of any liens or encumbrances.

            1.5 Covenant Not to Compete and Use of Confidential Information. By the execution and delivery of this Agreement, the Craftnet Stockholders covenant and agree not to compete with CraftClick in any manner whatsoever relating to the past, present or known proposed business of Craftnet for a period of two years from the date hereof without the express written permission of CraftClick; and, the Craftnet Stockholders shall not divulge, use or otherwise deal with or utilize any of the property, assets or business of Craftnet, including the assets outlined in Section 1.4 above, without qualification, without the express written permission of CraftClick.

            1.6 Waiver of Buy-Sell Agreement Regarding Craftnet. Craftnet and the Craftnet Stockholders agree that the terms and provisions of that certain Buy-Sell Agreement by, between and among them, which is dated June 19, 1998, and as amended, shall not be applicable to this Agreement, and accordingly, each hereby waives such terms and conditions in their entirety.

            1.7 Indemnification and Hold Harmless of Associated Bank Debt. The Craftnet Stockholders agree to and do hereby, by the execution and delivery of this Agreement, assume, indemnify and hold CraftClick harmless from and against any and all principal and interest due and owing by each or any of them or Craftnet to the Associated Bank, in the approximate amount of $14,635, as reflected in the financial statements of Craftnet attached hereto and referred to in Section 4.4 hereof.

            1.8 Tax Free Exchange. This Agreement shall, to the extent applicable or available, be made within the meaning of Sections 368(a)(1)(B), 351 or other available sections, laws or rules and regulations of the Internal Revenue Code of 1986, as amended; however, there is no assurance that the exchange contemplated by this Agreement will be "tax free," and neither CraftClick nor its attorneys or agents have made any representations to the contrary.

            1.9 Closing. The Agreement will be deemed to be completed on receipt of the signatures of the Craftnet Stockholders owning not less than 95% of the outstanding securities of Craftnet, and on acceptance thereof by CraftClick, as evidence by its execution and delivery of the Agreement by its President, or other duly authorized officer.

                             Section 2

                              Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                             Section 3

           Representations and Warranties of CraftClick

          CraftClick represents and warrants to, and covenants with, the Craftnet Stockholders and Craftnet as follows:

            3.1 Corporate Status. CraftClick is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. CraftClick is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations.

            3.2 Capitalization. The current pre-Agreement authorized capital stock of CraftClick consists of 300,000,000 shares of $0.001 par value common voting stock, of which approximately 13,252,945 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of $0.001 par value preferred stock, 100,000 shares of which have been designated as Series A Convertible Preferred Stock, redeemable and convertible into 10 shares of common stock, and which are the only shares of CraftClick preferred
stock which are issued and outstanding.    There are various outstanding
options, warrants or calls pursuant to which CraftClick is obligated to issue additional shares of its authorized and unissued common stock; and there are no options, warrants or calls to purchase any authorized but unissued shares of preferred stock.

            3.3 Financial Statements. The financial statements of CraftClick furnished to the Craftnet Stockholders and Craftnet, consisting of audited financial statements for the years ended March 31, 1999 and 1998, and the period ended September 30, 1999, attached hereto as Exhibit B and incorporated herein by reference, are correct and fairly present the financial condition of CraftClick at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            3.4 Undisclosed Liabilities. CraftClick has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

            3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of CraftClick which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of CraftClick, payments of any dividend or other distribution in respect of any class of stock of CraftClick, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or
(3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

            3.6 Title to Property. CraftClick has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of CraftClick are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

            3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of CraftClick, threatened, against or relating to CraftClick, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an "affiliate" of CraftClick is party to any material legal proceeding which could have an adverse effect on CraftClick (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to CraftClick.

            3.8 Books and Records. From the date of this Agreement to the Closing, CraftClick will (1) give to the Craftnet Stockholders and Craftnet or their respective representatives full access during normal business hours to all of CraftClick's offices, books, records, contracts and other corporate documents and properties so that the Craftnet Stockholders and Craftnet or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of CraftClick as the Craftnet Stockholders and Craftnet or their respective representatives may reasonably request.

            3.9 Tax Returns. CraftClick has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

            3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), CraftClick and its representatives will keep confidential any information which they obtain from the Craftnet Stockholders or from Craftnet concerning the properties, assets and business of Craftnet. If the transactions contemplated by this Agreement are not consummated by January 31, 2000, CraftClick will return to Craftnet all written matter with respect to Craftnet obtained by CraftClick in connection with the negotiation or consummation of this Agreement.

           3.11 Corporate Authority. CraftClick has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the Craftnet Stockholders and Craftnet or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by CraftClick's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of CraftClick.

           3.12 Due Authorization. Execution of this Agreement and performance by CraftClick hereunder have been duly authorized by all requisite corporate action on the part of CraftClick, and this Agreement constitutes a valid and binding obligation of CraftClick and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of CraftClick.

           3.13 Environmental Matters. CraftClick has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of CraftClick or CraftClick' predecessors. In addition, to the best knowledge of CraftClick, there are no substances or conditions which may support a claim or cause of action against CraftClick or any of CraftClick' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

           3.14 Access to Information Regarding Craftnet. CraftClick acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Craftnet and Craftnet's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Craftnet, and with the legal and accounting firms of Craftnet, with respect to such documentation; and that to the extent requested, all questions raised have been answered to CraftClick's complete satisfaction.

                             Section 4

       Representations, Warranties and Covenants of Craftnet
                  and the Craftnet Stockholders

          Craftnet and the Craftnet Stockholders represent and warrant to, and covenant with, CraftClick as follows:

            4.1 Ownership. The Craftnet Stockholders respectively own the Craftnet Shares, free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to convey the Craftnet Shares owned without qualification.

            4.2 Corporate Status. Craftnet is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of Craftnet's business or the character or ownership of Craftnet properties makes such licensing or qualification necessary.

            4.3 Capitalization. The authorized capital stock of Craftnet consists of 9,000 shares of common stock, no par value per share, of which 1,250 shares are issued and outstanding, all fully paid and non-assessable. Except as otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Craftnet.

            4.4 Financial Statements. The financial statements of Craftnet furnished to CraftClick, consisting of unaudited balance sheets for the period ended January 25, 2000, and the year ended December 31, 1999, attached hereto as Exhibit D and incorporated herein by reference, are correct and fairly present the financial condition of Craftnet as of these dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit E, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            4.5 Undisclosed Liabilities. Craftnet has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E attached hereto and incorporated herein by reference.

            4.6 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Craftnet, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Craftnet, payment of any dividend or other distribution in respect of the capital stock of Craftnet, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

            4.7 Title to Property. Craftnet has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheets, and the properties and assets of Craftnet are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

            4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Craftnet, threatened, against or relating to Craftnet or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an "affiliate" of Craftnet is party to any material legal proceeding which could have an adverse effect on Craftnet (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Craftnet.

            4.9 Books and Records. From the date of this Agreement to the Closing, the Craftnet Stockholders will cause Craftnet to (1) give to CraftClick and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that CraftClick may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Craftnet as CraftClick may reasonably request.

            4.10 Tax Returns. Craftnet has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

            4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), Craftnet, the Craftnet Stockholders and their representatives will keep confidential any information which they obtain from CraftClick concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by January 31, 2000, Craftnet and the Craftnet Stockholders will return to CraftClick all written matter with respect to CraftClick obtained by them in connection with the negotiation or consummation of this Agreement.

            4.12 Investment Intent. The Craftnet Stockholders are acquiring the shares to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and the Craftnet Stockholders have no commitment or present intention to sell or otherwise dispose of the CraftClick shares. The Craftnet Stockholders shall execute and deliver to CraftClick on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of CraftClick being received under the Agreement in exchange for the Craftnet Shares; receipt of certain material information regarding CraftClick; and whereby each is compromising and/or waiving any claims each has or may have against Craftnet under any federal or state securities laws, rules or regulations or otherwise, by reason of the purchase of any securities of Craftnet by each or any of them prior to the Closing of the Agreement, or for any other reason whatsoever.

            4.13 Corporate Authority. Craftnet has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to CraftClick or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

            4.14 Due Authorization. Execution of this Agreement and performance by Craftnet hereunder have been duly authorized by all requisite corporate action on the part of Craftnet, and this Agreement constitutes a valid and binding obligation of Craftnet and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Craftnet.

            4.15 Environmental Matters. Craftnet and the Craftnet Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Craftnet or its predecessors. In addition, to the best knowledge of Craftnet, there are no substances or conditions which may support a claim or cause of action against Craftnet or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

            4.16 Access to Information Regarding CraftClick. Craftnet and the Craftnet Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting CraftClick and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of CraftClick, and with the legal and accounting firms of CraftClick, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                             Section 5

         Conditions Precedent to Obligations of Craftnet and the Craftnet Stockholders

          All obligations of Craftnet and the Craftnet Stockholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

            5.1 Representations and Warranties True at Closing. The representations and warranties of CraftClick contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

            5.2 Due Performance. CraftClick shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

            5.3 Officers' Certificate. Craftnet and the Craftnet Stockholders shall have been furnished with a certificate signed by the President of CraftClick, in such capacity, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of CraftClick contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B hereto), there has been no material adverse change in the financial condition, business or properties of CraftClick, taken as a whole.

                             Section 6

         Conditions Precedent to Obligations of CraftClick

          All obligations of CraftClick under this Agreement are subject, at CraftClick's option, to the fulfillment, before or at the Closing, of each of the following conditions:

            6.1 Representations and Warranties True at Closing. The representations and warranties of Craftnet and the Craftnet Stockholders contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

            6.2 Due Performance. Craftnet and the Craftnet Stockholders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

            6.3 Officers' Certificate. CraftClick shall have been furnished with a certificate signed by the President of Craftnet, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Craftnet and the Craftnet Stockholders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit
D), there has been no material adverse change in the financial condition, business or properties of Craftnet, taken as a whole.

            6.4 Books and Records. The Craftnet Stockholders or the Board of Directors of Craftnet shall have caused Craftnet to make available all books and records of Craftnet.

            6.5 Stockholder's Consent. Craftnet Stockholders owning not less than 95% of the outstanding securities of Craftnet shall have executed and delivered the Agreement.

                             Section 7

                            Termination

          Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of CraftClick or Craftnet and the Craftnet Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of CraftClick or Craftnet and the Craftnet Stockholders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                             Section 8

                        General Provisions

            8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            8.2 Waiver. Any failure on the part of any party hereto to comply with any of the obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

            8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for he or it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he or it.

            8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to CraftClick:             432 Culver Blvd.
                                             Playa Del Rey, California 90393

                         With a copy to:     Leonard W. Burningham, Esq.
                                             455 East 500 South, #205
                                             Salt Lake City, Utah 84111

               If to Craftnet:               219 North Milwaukee Street
                                             Milwaukee, Wisconsin 53202
               If to the Craftnet
               Stockholders:                 To the address listed on
                                             Exhibit A

            8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

            8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

            8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

            8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs, and any action to arising under this Agreement shall be brought in the federal or state courts of the county and state in which CraftClick maintains its principal place of business, unless CraftClick otherwise agrees in writing by CraftClick.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                            CRAFT CLICK.COM, INC.


Date: 1/26/00.              By/s/Sandip Seth
                              Sandip Seth, President


                            CRAFTNETVILLAGE.COM, INC.


Date: 1/26/00.              By/s/Kenneth W. Stark
                              Kenneth W.  Stark, President


CRAFTNETVILLAGE.COM, INC. STOCKHOLDERS


Date: 1/26/00               /s/John P. Halusan
                            John P. Halusan

Date: 1/26/00               /s/Christopher G. Larson
                            Christopher G. Larson

Date: 1/26/00               /s/James A. Lund
                            James A. Lund

Date: 1/26/00               /s/Gregory P. Pederson
                            Gregory P. Pederson

Dated: 1/26/00              /s/Kenneth W. Stark
                            Kenneth W. Stark

                            EXHIBIT A


                                                       Number of Shares of
                         Number of Shares                  CraftClick
                             Owned of                         to be
      Name                   Craftnet                 Received in Exchange

John P. Halusan                280                            168,750
4220 South Ravina Drive
Greenfield, WI  53221

Christopher G. Larson          390                            232,500
2179 N. 63rd Street
Wauwatosa, WI  53213

James A. Lund                   50                             30,000
2727 S. Waukesha Road
West Allis, WI  53227

Gregory P. Pederson            250                            150,000
2856 S. 50th Street
Milwaukee, WI 53213

Kenneth W. Stark               280                            168,750
830 N. 117th Street
Wauwatosa, WI 53226

                             1,250                            750,000

                            EXHIBIT B

                       CRAFTCLICK.COM, INC.

                       FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED
                     MARCH 31, 1999 and 1998
                               AND
                        SEPTEMBER 30, 1999

 These reports and filings are available upon request or online at http://www.sec.gov

                            EXHIBIT C


          None.

                            EXHIBIT D


                    CRAFTNETVILLAGE.COM, INC.

                       FOR THE PERIOD ENDED
                        JANUARY 25, 2000
                        AND THE YEAR ENDED
                        DECEMBER 31, 1999

                           CRAFTNETVILLAGE.COM
                            Income Statement
                          01/01/00 to 01/31/00

                                        Period      %      YTD        %
Income
    SALES - INTERNET                   $3,503.40    56.1  $3,503.40      56.1
    SALES - OTHER                         100.00     1.6     100.00       1.6
    SALES-SPONSORSHIPS                  2,500.00    40.0   2,500.00      40.0
    SALES-LINKS                           900.00    14.4     900.00      14.4
    SALES DISCOUNTS                       (18.00)   -0.3     (18.00)     -0.3
    SHIPPING CHARGES                       13.35     0.2      13.35       0.2
    SHIPPING CHARGES PAID                (751.50)  -12.0    (751.50)    -12.0
                                        6,247.25   100.0   6,247.25     100.0
Cost of Sales
    PRODUCT MERCHANDISE                 1,641.88    26.3   1,641.88      26.3
    OUTSIDE SERVICES                   (2,500.00)  -40.0  (2,500.00)    -40.0
                                         (858.12)  -13.7    (858.12)    -13.7
Gross Margin                            7,105.37   113.7   7,105.37     113.7
Operating Expenses
    SALES SALARIES                      4,771.38    76.4   4,771.38      76.4
    SALARIES-OFFICE & CLERICAL          1,914.63    30.6   1,914.63      30.6
    INSURANCE-GROUP HEALTH                524.25     8.4     524.25       8.4
    INSURANCE-GROUP DENTAL                 34.09     0.5      34.09       0.5
    FICA TAX EXPENSE                      269.54     4.3     269.54       4.3
    FEDERAL UNEMPLOYMENT TAX EXP           34.77     0.6      34.77       0.6
    STATE UNEMPLOYMENT TAX EXPENSE        132.60     2.1     132.60       2.1
    MEDICARE EXPENSE                       63.03     1.0      63.03       1.0
    BUSINESS TRAVEL                       183.38     2.9     183.38       2.9
    BUSINESS MEALS                         72.00     1.2      72.00       1.2
    PARKING/TOLLS                         140.00     2.2     140.00       2.2
    POSTAGE                                11.89     0.2      11.89       0.2
    EXPRESS MAIL                           40.50     0.6      40.50       0.6
    LEGAL FEES                            381.42     6.1     381.42       6.1
    OFFICE SUPPLIES                        95.03     1.5      95.03       1.5
    RENTAL - BUILDING                     700.00    11.2     700.00      11.2
    TELEPHONE - AMERITECH                 215.91     3.5     215.91       3.5
    TELEPHONE - FRONTIER                  129.07     2.1     129.07       2.1
                                        9,713.49   155.5   9,713.49     155.5
Other Expenses
    FEDERAL INCOME TAX                    129.32     2.1     129.32       2.1
                                          129.32     2.1     129.32       2.1
Net income (loss)
                                     $ (2,737.44)  -43.8 $(2,737.44)    -43.8

                          CRAFTNETVILLAGE.COM
                              Balance Sheet
                             as of 01/26/00

Assets

Current Assets
    CASH - ASSOCIATED BANK                              $ 1,669.57
    PETTY CASH                                              250.00
    ACCOUNTS RECEIVABLE-TRADE                            14,615.72
    PREPAID INSURANCE                                       752.00

                                                                    17,287.29
Fixed Assets
    FURNITURE & FIXTURES                                    242.86
    COMPUTER EQUIPMENT                                    1,564.35
    COMPUTER SOFTWARE                                     3,028.64
    A/D - FURNITURE & FIXTURES                              (81.78)
    A/D - COMPUTER EQUIPMENT                               (524.60)
    A/D - COMPUTER SOFIWARE                              (2,041.52)


                                                                     2,187.95
Total Assets                                                       $19,475.24

Liabilities & Equity

Current Liabilities
    ACCOUNTS PAYABLE                                       $560.79
    ASSOCIATED- CURRENT PORTION                          14,265.66
    SALARIES PAYABLE                                      2,612.32
    I/C PAYABLE - STARKMEDIA                             13,868.50
    SALES TAX PAYABLE - MILWAUKEE                            13.66
    SALES TAX PAYABLE - OTHER                                 4.19
    STATE INCOME TAX PAYABLE                                (25.00)

                                                                    31,300.12
Owners'Equity
    PAID IN CAPITAL > PAR                                27,500.00
    RETAINED EARNINGS (AAA)                             (15,354.47)
    DISTRIBUTIONS TO SHAREHOLDERS                        (2,147.00)
    Prior income                                        (19,085.97)
    Current income                                       (2,737.44)


                                                                   (11,824.88)
Total Liabilities & Equity                                        $ 19,475.24

                            EXHIBIT E


          None.

                            EXHIBIT F



Interwest Transfer Co.
1981 East Murray-Holladay Rd.
P. O. Box 17136
Salt Lake City, Utah  84117

Craftclick.com, Inc.
432 Culver Blvd.
Playa Del Rey, California 90393

Re: Exchange of shares of Craftnetvillage.com, Inc., a Wisconsin corporation ("Craftnet"), for shares of Craftclick.com, Inc., a Utah corporation ("Craftclick or "the Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") between the undersigned, Craftnet and Craftclick, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and the Company's Annual and Quarterly and Current Reports filed with the Securities and Exchange Commission for the past twelve months which can be reviewed in the Edgar Archives at www.sec.gov. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission; and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis. I hereby compromise and waive any claims I have or may have against Craftnet under any federal or state securities laws, rules or regulations or otherwise, by reason of the purchase of any securities of Craftnet by me prior to the Closing of the Agreement, or for any other reason whatsoever.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Craftclick is Mantyla, McReynolds & Assoc., 5872 South 900 East, #250, Salt Lake City, Utah 84121;
Telephone: (801) 269-1818; and that legal counsel for Craftclick is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Craftclick shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Craftnet for use by Craftclick as they are made to induce you to issue me the shares of Craftclick under the Agreement, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Craftclick, all shares of Craftclick to be issued and delivered to me in exchange for my shares of Craftnet shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Craftclick will attempt to accommodate any stockholders' request where Craftclick views the request is made for valid business or personal reasons so long as in the sole discretion of Craftclick, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Craftclick.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

          James A. Lund and Katie Lund JTRS   30,000
          (Name(s) and Number of Shares)

          2727 Wauhesha Road
          (Address)

          West Allis, WI 53227
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this 26th day of January, 2000.

                              Very truly yours,



                              /s/James A. Lund

         John Halusan and Elizabeth Halusan JTRS  168,750
          (Name(s) and Number of Shares)

          5214 S. 25th Street
          (Address)

          Milwaukee, WI 53221
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this 26th day of January, 2000.

                              Very truly yours,



                              /s/John Halusan

          Christopher G. Larson   Jennifer K. Brock JTRS  232,500
          (Name(s) and Number of Shares)

          2179 N. 63rd Street
          (Address)

          Wauwatosa, WI 53213
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this 26th day of January, 2000.

                              Very truly yours,



                              /s/Christopher G. Larson

          Gregory P. Pedersen         150,000
          (Name(s) and Number of Shares)

          2856 S. 50th Street
          (Address)

          Milwaukee, WI 53219
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this 26th day of January, 2000.

                              Very truly yours,



                              /s/Gregory P. Pedersen

          Kenneth W. Stark and Penny L. Stark
          (Name(s) and Number of Shares)

          830 N. 117th Street
          (Address)

          Wauwatosa, WI 53226
          (City, State and Zip Code)

          If joint tenancy with full rights of survivorship is desired, put the initials JTRS after your names.

          Dated this 26th day of January, 2000.

                              Very truly yours,



                              /s/Kenneth W. Stark

                           EXHIBIT G



                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Craftclick.com, Inc., a Utah corporation ("Craftclick"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Craftclick and Craftnetvillage.com, Inc., a Wisconsin corporation
("Craftnet"), and the stockholders of Craftnet (the "Craftnet Stockholders"):

          1. That he is the President of Craftclick and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Craftnet and the Craftnet Stockholders.

          2. Based on his personal knowledge, information, belief and opinions of counsel for Craftclick regarding the Agreement:

              (i) All representations and warranties of Craftclick contained within the Agreement are true and correct;

             (ii) Craftclick has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Craftclick as set forth in its financial statements for the periods ended March 31, 1999 and 1998, and September 30, 1999, except as set forth in Exhibit C to the Agreement.


                              CRAFTCLICK.COM, INC.


                              By/S/Sandip Seth
                                   Sandip Seth, President

                            EXHIBIT H


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Craftnetvillage.com, Inc., a Wisconsin corporation ("Craftnet"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Craftnet, its stockholders (the "Craftnet Stockholders") and Craftclick.com, Inc., a Utah corporation ("Craftclick"):

          1. That he is the President of Craftnet and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Craftclick.

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of Craftnet contained within the Agreement are true and correct;

             (ii) Craftnet has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Craftnet as set forth in its unaudited balance sheets for the period ended January 25, 2000, and the year ended Decembe 31, 1999, except as set forth in Exhibit E to the Agreement.


                              CRAFTNETVILLAGE.COM, INC.


                              By/S/Kenneth W. Stark
                                Kenneth W. Stark, President